CUSIP No. 98955N108**	13G	Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.000125 per share, of Zhihu Inc., a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2022.

SAIF IV Mobile Apps (BVI) Limited

By:	SAIF Partners IV L.P., its Sole Shareholder
By:	SAIF IV GP, L.P., its General Partner
By:	SAIF IV GP Capital Ltd., its General Partner

By:	/s/ Andrew Y. Yan
Andrew Y. Yan, Sole Shareholder

SAIF Partners IV L.P.

By:	SAIF IV GP, L.P., its General Partner
By:	SAIF IV GP Capital Ltd., its General Partner

By:	/s/ Andrew Y. Yan
Andrew Y. Yan, Sole Shareholder

SAIF IV GP, L.P.

By:	SAIF IV GP Capital Ltd., its General Partner

By:	/s/ Andrew Y. Yan
Andrew Y. Yan, Sole Shareholder

SAIF IV GP Capital Ltd.

By:	/s/ Andrew Y. Yan
Andrew Y. Yan, Sole Shareholder

Andrew Y. Yan

/s/ Andrew Y. Yan
Andrew Y. Yan